Schedule 1


                              BCE INC., BELL CANADA
                          AND BELL CANADA HOLDINGS INC.
                             DIRECTORS AND OFFICERS
                      HOLDINGS IN SHARES OF TELEGLOBE INC.


Directors of BCE Inc.
---------------------

Jean C. Monty                                         10,000

Guy Saint-Pierre                                         300

Lynton R. Wilson                                       1,142


Officers of BCE Inc.
--------------------

Michael T. Boychuk                                       500

Barry W. Pickford                                        300


Directors of Bell Canada
------------------------

Jean C. Monty                                         10,000

Guy Saint-Pierre                                         300


Officers of Bell Canada
-----------------------

Pierre J. Blouin                                         200

Michael T. Boychuk                                       500

Martine Corriv                                             0

Bernard A. Courtois                                      700

Tom S. Hope                                              200

Sylvie Lalande                                           600

Jean C. Monty                                         10,000

Barry W. Pickford                                        300


Directors of Bell Canada Holdings Inc.
--------------------------------------

Jean C. Monty                                         10,000

Guy Saint-Pierre                                         300


Officers of Bell Canada Holdings Inc.
-------------------------------------

Jean C. Monty                                         10,000